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                                                                    EXHIBIT 11.1

                                   AWARE, INC.
                        COMPUTATION OF BASIC AND DILUTED
                               NET LOSS PER SHARE

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
                                                                     THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                ----------------------------
                                                                    1998             1997
                                                                -----------      -----------

Net loss ...................................................    $(1,455,437)     $  (276,302)
                                                                ===========      ===========

Weighted average number of common shares outstanding:
  Common stock .............................................     19,718,820       19,054,759
  Other ....................................................              -                -
                                                                -----------      -----------
    Common shares outstanding for purpose of calculating
      basic net loss per share .............................     19,718,820       19,054,759

Common stock equivalents to reflect dilution:
    Option common stock equivalent shares ..................              -                -
                                                                -----------      -----------

    Total shares for purpose of calculating diluted net
      loss per share .......................................     19,718,820       19,054,759
                                                                ===========      ===========

Basic net loss per share ...................................    $     (0.07)     $     (0.01)
                                                                ===========      ===========
Diluted net loss per share .................................    $     (0.07)     $     (0.01)
                                                                ===========      ===========
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